SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 24, 2001

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

The Company provides supplemental information to its second quarter financial results. The Company announced on August 30, 2001 that it would issue such a letter in order to enhance understanding of the Company’s performance in the context of its newly acquired operations and pro forma financial statements filed with the Securities and Exchange Commission (“SEC”) on July 16, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.1 - Press release dated October 24, 2001

          Exhibit 99.2 - Letter to Stockholders dated October 24, 2001

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: October 24, 2001	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

Exhibit 99.1

Westmoreland Provides Supplemental Informationon
Second Quarter Results and
Earnings Estimate for Third Quarter

Colorado Springs, CO – October 24, 2001 -- Westmoreland Coal Company (AMEX: WLB) will make available today a letter to stockholders that provides supplemental information to its second quarter financial results. The Company announced on August 30, 2001 that it would issue such a letter in order to enhance understanding of the Company’s performance in the context of its newly acquired operations and pro forma financial statements filed with the Securities and Exchange Commission (“SEC”) on July 16, 2001. The letter will be mailed to all stockholders, has been filed with the SEC on Form 8-K, and is available to the public through the SEC’s EDGAR website.

The Company also reported that it will register a substantial profit estimated to range between $0.70 and $0.80 per basic common share (between $0.65 and $0.75 per diluted common share) for the third quarter ended September 30, 2001. The third quarter was the first which included operating earnings from the Company’s recently acquired coal properties for an entire quarter. These acquisitions were made pursuant to the Company’s strategic plan for growth announced following its restructuring over the past decade. The Company expects to be profitable going forward.

Investors are again cautioned not to try to annualize quarterly earnings because seasonal changes in demand and other financial, sales and operating variables affect earnings from the Company’s coal and independent power operations. Actual earnings for the third quarter and nine months ended September 30, 2001 are expected to be released in mid-November.

Westmoreland Coal Company is the oldest independent coal company in the United States. The company’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Texas and North Dakota. The company also owns interests in independent power projects and owns a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector.

Certain statements in this press release which are not historical facts or information are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company’s access to financing; the Company’s ability to successfully identify new business opportunities; the Company’s ability to achieve anticipated cost savings and profitability targets; changes in the industry; competition; the Company’s ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings, the announced liquidity issues for Washington Group International and other factors discussed in Item 1 and Item 7 of the Company’s Form 10-K for the year ended December 31, 2000, and in the Company’s Form 10-Q for the quarter ended June 30, 2001. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.

Contact: Diane Jones (719) 442-2600

###

Exhibit 99.2

Letter to Stockholders

October 24, 2001

Dear Fellow Stockholders:

We were all disappointed with the decline in the Company’s common and preferred share prices following release of our second quarter financial results. While we are pleased that our stock prices have since returned to previous levels, that temporary decline and the various questions we received from stockholders and analysts following the release led us to conclude that the market had either misunderstood or was uncertain about Westmoreland’s prospects. As we said in our follow-up release of August 30, 2001, we want to correct that situation. Our goal here is not to support a particular stock price, but rather to make sure that we are regularly supplying you and the financial marketplace with clear and adequate information about the Company so that you and other investors can make well-informed judgments about the Company’s worth.

Westmoreland’s Senior Vice President of Finance, Robert J. Jaeger, summarized the challenge well in the August follow-up release when he said: “Since restructuring began in 1992, the Company’s financials have been complex because of the Company’s organizational framework, mix of businesses and make-up of costs, including heritage health benefit costs. In addition, one-time events related to the restructuring frequently have affected results. The acquisition related pro forma statements we filed in July in accordance with SEC criteria added another increment of complexity. This complexity was further increased by the fact that the recently filed second quarter financial report included only two months of contributions from the newly acquired operations and by the fact that our earnings were affected by certain ordinary business fluctuations. We will try to enhance understanding of our newly consolidated operations and their performance by providing supplemental information in a letter to stockholders and future reports.”

The information contained in this letter is intended to put in context the second quarter Form 10-Q report and the pro forma financials included in the Company’s Form 8-K/A report filed earlier in the summer in connection with the acquisition of the coal businesses and assets of Montana Power Company and Knife River Corporation, respectively. This letter will be made available to the public as a Form 8-K filing.

Supplemental Information to Form 8-K/A and Second Quarter Financial Results

The SEC requires publicly traded companies to file Form 8-K’s when they make acquisitions that will materially affect future earnings. One of the additional requirements is that the acquiring company file pro forma financial statements that show what consolidated earnings would have been for the preceding fiscal year and most recent quarter if the acquisitions had been part of the acquiring company’s business during those periods. The results we reported showed net income of $18.7 million, basic earnings per share of $2.64 and diluted earnings per share of $2.52 for Pro Forma Year 2000 and net income of $5.4 million, basic earnings per share of $0.76 and diluted earnings per share of $0.68 for Pro Forma First Quarter 2001.

While these pro forma statements were annotated to point out to readers why they should not rely on the numbers in these statements to project future earnings, we believe some investors did so anyway without understanding a couple of very important and fundamental facts: that the earnings reported for the Westmoreland component of consolidated earnings included significant contributions from one-time events; and, that some of the income reported historically for Westmoreland came from assets which were sold to help pay for the new acquisitions.

In order to properly interpret the Company’s second quarter results, particularly in the context of the pro forma information provided on Form 8-K/A for the first quarter of the year, investors need to recognize the following items:

•	The hypothetical pro forma statements assumed three months of earnings from the acquired companies, whereas second quarter actuals included only two months because the acquisitions did not close until April 30. Because of the magnitude of our recent acquisitions, the importance of not having that third month of earnings in the second quarter should not be underestimated. This is especially so, because Westmoreland’s substantial retiree benefit costs (approximately $23 million annually or almost $6 million per quarter) are essentially fixed costs that do not vary much on a monthly basis and not at all relative to tons produced or sold. They will, however, decline over time. A third month of the acquisitions’ operations would have contributed over $20 million in additional revenues (from which production costs, overhead and other expenses would have been deducted) based upon historical performance. Future quarters will have the benefit of earnings from the acquired operations for a full three months.

•	The first quarter is typically one of stronger sales and revenue since it is in a season of peak demand for power while the more moderate weather of the second quarter, what some call the “shoulder months”, is ordinarily a time during which our own and customers’ power plants schedule significant time off-line for major maintenance. Going forward, the Company expects the peak periods (summer and winter) to reflect stronger quarterly earnings than the shoulder periods (spring and fall) for both the coal operations and independent power segments. The power units that our four largest mines supply all had scheduled outages in the second quarter. Our own ROVA project also had a scheduled outage in the second quarter. We estimate that outages (scheduled and unscheduled) accounted for a reduction of $4.8 million and $2.5 million in second quarter revenues, respectively, for our coal and power business segments.

•	In accordance with SEC requirements, the pro forma financials included Westmoreland’s actual earnings for the first quarter of 2001. Those numbers should not be relied upon as indicative of future results because they included earnings from three Virginia projects – Southampton, Hopewell and Altavista – which were sold at the end of the first quarter. The proceeds from these sales were used to help purchase the larger and more profitable Montana Power and Knife River businesses, but the Company will obviously no longer have the benefit of earnings from the entities which were sold. As reference, the Virginia Projects contributed $5.1 million in revenues (called equity in earnings in our Statements of Income) to the Independent Power segment of our business for the year 2000 (or about $1.27 million per quarter, unadjusted for seasonal variances).

It should also be noted that the pro forma financials included the benefit of the $14.9 million settlement we achieved in FY2000 in connection with the ROVA forced outage day litigation. This was a one-time event. However, this settlement also included a restructured power purchase agreement that rewards superior performance by ROVA and provides a greater degree of operational control to achieve such performance. We believe this will increase future earnings from ROVA. Going forward, we would expect our current IPP projects, ROVA I, ROVA II and Ft. Lupton, to have earnings in a range of $13.0 to $15.0 million per year.

•	Operational variances due to weather or equipment problems, for example, can also affect earnings at any time. Both the Beulah and Jewett mines experienced lower production and higher costs during the second quarter months of May and June due to significant rainfall in North Dakota and South Texas. Power plants can experience longer-than-expected maintenance outages, or altogether unplanned outages, as well. The Coyote Plant supplied by the Beulah mine experienced a longer-than-expected maintenance outage, extending from the six days scheduled to fourteen days in the second quarter. The Limestone 1 Plant supplied by the Jewett Mine extended its outage from the scheduled eight days to sixteen days, and the Limestone 2 Plant extended its outage from the seven days scheduled to nine days during the quarter, as well.

•	Second quarter earnings reflected higher selling and administrative costs than those assumed in the pro forma. There are a number of reasons for this increase. The new operations bring about $4.2 million per quarter in overhead costs with them. Since Westmoreland has operated so leanly during its restructuring, selling and administrative costs have had to increase as additional management resources have been added to help operate and manage them. The Company has incurred relocation expenses for new employees recruited from outside. Second quarter actuals also included additional insurance expense of nearly $600,000. This is primarily the result of dramatic worldwide increases in costs of insurance, a trend which certainly may be expected to continue in light of recent global events. Further, the second quarter included long-term incentive compensation expense of $647,000. This reflects that a portion of the Company’s long-term incentive plan which utilizes performance units (in lieu of stock options) is subject to variable accounting tied to the performance of the common stock. Appreciation in stock price results in a non-cash increase in expenses; likewise, down trends such as we experienced during the third quarter will cause any accrued liability to be reduced. Since the current expense is non-cash (it can be paid in common stock rather than cash and is not payable before 2003) the Company suggests this expense be excluded when comparing operating results for various periods. The Company anticipates returning exclusively to a stock option plan for long-term incentive compensation as soon as it is able to do so.

•	As we have pointed out for many years, an important asset for the Company in its restructuring strategy is the income tax net operating loss carryforwards of $200 million as of the end of 2000. With the acquisition of our new and highly profitable coal operations, these “tax assets” can now begin to be used to reduce future Federal income taxes payable. As a result, the company recognized a $55.6 million deferred income tax asset which assumes that a portion of the previously unrecognized net operating loss carryforwards will be utilized through the generation of future taxable income. In 2001 and future periods when taxable income is generated, this deferred tax asset will be reduced and a deferred tax expense (non-cash) will be recognized although no regular Federal income taxes will be paid. Under purchase accounting, recognition of the deferred tax asset reduced the Company’s basis in the property, plant and equipment acquired, thus reducing future depreciation and depletion expense. This accounting treatment has no effect on cash flows.

I hope that with this supplemental information on the pro forma statements and second quarter actuals both you and the market place can better understand our second quarter report and be more comfortable that the Westmoreland strategic plan is on track.

Return to Operating Profitability and Third Quarter Earnings Projection

I am pleased to report that the Company will register a substantial profit in the quarter ending September 30, 2001, the first which included the results of operations from the acquired coal properties for the entire period. These acquisitions were made pursuant to the Company’s strategic plan for growth, announced in my Letter to Shareholders in the 1999 Annual Report, and following the Company’s restructuring over the past decade.

It is estimated that third quarter profits will range between $.70 and $.80 per basic common share and between $.65 and $.75 per diluted common share. The Company expects to be profitable going forward.

It is especially gratifying that these earnings were generated from ongoing operations. However, investors are cautioned again not to try to annualize quarterly earnings because seasonal changes in demand and other financial, sales and operating variables will affect quarterly earnings from our coal and independent power operations. Actual earnings for both the recent three-month and nine-month periods are expected to be released in mid-November.

Future Reports and Investor Relations

We are paying close attention to the interests of investors.

Some investors and money managers want a simplified three-minute promotional story, hard and fast earnings and production projections and quarterly open conference calls. We do not favor this approach. We cannot eliminate the complexities that exist for our particular company, but we will do our best to make them intelligible and the Company’s progress clear. We have also seen too many companies experience material losses in share price by missing a projection by just a penny or two, or as a result of a misguided question or answer made on the spur of the moment. We recognize that it is difficult for some investors to perform detailed analyses of our Company, but we are very aware of our duty to assure that information is provided to all investors fairly and equally as well. At this point, our approach is to make our quarterly and annual filings more readable and understandable and to try to address important questions in thoughtful and detailed ways through this shareholder letter format. We will continue to explore additional effective avenues to get “our story” out in ways that adhere to the SEC’s new regulation on “Fair Disclosure.”

In the meantime, we hope investors will review the materials that are already available on the Company. There is a substantial amount of information in those public filings. We also believe many of the questions we are asked have been answered there and that we have identified our challenges and expectations for the future in those materials. Let us know if you need copies of any of our past Annual Reports.

As an example, let me review some of what we have previously made public about our operating and reporting divisions:

Coal Segment - Our 2000 Annual Report, which was mailed to shareholders in late April, contained an overview of existing businesses and detailed the pending coal acquisitions. Those then pending acquisitions are now an integral part of Westmoreland.

Currently, our coal business consists of five successful surface mining operations located in Montana, North Dakota and Texas. The Absaloka Mine is operated by our subsidiary, Westmoreland Resources, Inc., the Rosebud, Jewett, Beulah, and Savage Mines by our separate subsidiary, Westmoreland Mining LLC. Together, these represent a 600% increase in production and sales and put Westmoreland among the ten largest producers of coal in America. Over 75% of the coal is sold under long-term contracts of durations greater than eight years. These contracts minimize our dependency on spot market sales to generate income against which we can use our tax loss carryforwards and will produce more predictable revenues and cash flows. Over 75% of the coal produced by the mines is delivered to power plants located adjacent or very near to the mines and transported by truck or conveyor. Only 25% of the coal is delivered to customers by rail. In addition, the power plants supplied by the mines produce some of the cleanest, most efficient, low-cost energy in the country. We expect these base load power plants will play a key role in providing essential electrical power to the regions they serve for many years to come.

If additional copies of the 2000 Annual Report are needed, please contact our Investor Relations department at (719) 442-2600. For your convenience, an updated excerpt from the mining operations table on page 15 of the 2000 Annual Report is shown below.

	ABSALOKA	ROSEBUD	JEWETT	BEULAH	SAVAGE
	MINE	MINE	MINE	MINE	MINE

Location	Hardin, MT	Colstrip, MT	Jewett, TX	Beulah, ND	Sidney, MT

Recoverable, Controlled	612	281	119	70	6.4
Reserves and Deposits
(million tons)

2000 Annual Produc-	4.9	10.4	8.2	2.7	0.37
tion (million tons)

Major Customers	Xcel, Western Fuels Assoc., Midwest Energy	PPL Montana, Puget Sound, Portland General, Avista, Pacificorp, Montana Power, Minnesota Power	Reliant Energy	Otter Tail, MDU, Minnkota, Northwestern Public Service	MDU, Holly Sugar

Delivery	Rail	Truck/Rail/ Conveyor	Conveyor	Conveyor/Rail	Truck

Approx. Heat Content (Btu/lb.)	8,700	8,500	6,670	6,970	6,611

Year Opened	1974	1924	1985	1963	1958

Employees	74(WGI contract) 5 (WRI)	325	383	144	11

1995-2000 Revenues ($ Millions; Unaudited)	31 – 47	95 – 116	102 – 123	24 – 32	2.6 – 3.9

In the second quarter, the Company sold 4.55 million tons of coal. For the third quarter the Company sold 7.44 million tons. The five mines combined have worked over one million man-hours without a lost time accident.

Independent Power Segment - Our independent power business is also doing well. We have retained interests in three of the eight projects we brought to commercial operation during our restructuring.

Our core asset here is the two-unit ROVA project, located in North Carolina, just across the Virginia line. It negotiated a restructured power purchase agreement in November 2000 that encourages improved performance, provides a greater degree of operational control and increases the project’s value to the Company. Our third operation is the Ft. Lupton project located just north of Denver, Colorado, which is a natural gas-fired combined cycle cogeneration facility that utilizes five gas turbine generator sets. This project sells power to Public Service Company of Colorado (Xcel Energy), and also sells steam to a twenty acre greenhouse leased to a tomato grower. The following table, excerpted from page 35 of our Annual Report, provides additional information about these projects.

Project:	FT. LUPTON	ROANOKE VALLEY I	ROANOKE VALLEY II

Location:	Ft. Lupton, Colorado	Weldon, North Carolina	Weldon, North Carolina

Gross Capacity:	290 MW	180 MW	50 MW

WEI Equity Ownership:	4.49%	50.00%	50.00%

Electricity Purchaser:	Public Service Company of Colorado (Xcel Energy)	Virginia Power	Virginia Power

Steam Host:	Rocky Mtn. Produce, Ltd.	Patch Rubber Company	Patch Rubber Company

Fuel Type:	Natural Gas	Coal	Coal

Fuel Supplier:	Thermo Fuels, Inc.	TECO Coal/CONSOL	TECO Coal/CONSOL

Commercial Operations:	1994	1994	1995

Capacity Factor:	Not comparable	90.10%	84.40%

Aside from operational issues, we will continue to report on post-retirement benefit commitments (principally associated with our former eastern underground coal operations) that impact the Company’s earnings, as well as any possible legislative initiative that could help or at least partly reduce those obligations. We will also report on the status of the acquisition financing requirement that we pre-fund a debt service reserve account, equal to six months of principal and interest payments, before any “excess cash” can be distributed to Westmoreland Coal Company, and on the status of our compliance with the UMWA-related Master Agreement financial performance covenants, that were a condition of our consensual dismissal from Chapter 11 in December 1998. Also, as reported this summer, we expect the question of payment of preferred dividends will be reviewed again by our Board of Directors in the next six months. All of these matters have been discussed in detail in previous public filings and letters which are available to investors.

Goals

We believe the strategic growth strategy set forth in my Letter to Shareholders in the 2000 Annual Report remains appropriate and robust. We are expanding our coal and independent energy businesses accordingly. We believe now is the time to build new power plants fueled by low-cost, abundant fossil fuels such as coal and lignite (a form of coal) so that shareholders can expect independent power to become a growing part of our business mix. Westmoreland Power, Inc. was formed earlier this year to develop new power projects, particularly where Westmoreland brings specific value. Although we have not ruled out broader competitively bid opportunities, we believe pursuing niche opportunities, such as the LV-21 Project, is a far better use of our resources. Westmoreland Power, and its partner Montana-Dakota Utilities, formally kicked off feasibility studies for the proposed MDU-Westmoreland 500MW lignite-fired power project at Gascoyne, North Dakota, on September 27, 2001. This is one of only three projects selected by North Dakota for evaluation and support pursuant to the LV-21 Project. Up to ten million dollars in matching State funds for the development of the jointly-owned project will be provided by the North Dakota Industrial Commission. This project would include development of a new Gascoyne Mine, rights to which we acquired as part of our Knife River acquisition. Further updates will be provided as the feasibility studies for this project proceed.

Of course, we have many other goals related to the management of existing operations and other commercial relationships, which I will discuss as time, materiality and the opportunity permits in future communications.

I hope this letter has been helpful. I am excited about what we have accomplished so far and I see a bright future for the Company. We continue to work hard to create value for all of the Company’s stockholders.

Thank you for your continued support.

Very truly yours,

Christopher K. Seglem

* * * * *

Certain statements in this Letter to Stockholders which are not historical facts or information are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company’s access to financing; the Company’s ability to successfully identify new business opportunities; the Company’s ability to achieve anticipated cost savings and profitability targets; changes in the industry; competition; the Company’s ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings, the announced liquidity issues for Washington Group International and other factors discussed in Item 1 and Item 7 of the Company’s Form 10-K for the year ended December 31, 2000, and in the Company’s Form 10-Q for the quarter ended June 30, 2001. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.